Exhibit 3.1.

COVALTO LTD.

Amended and Restated Memorandum and Articles of Association

(Amended and Restated by Special Resolution passed on October 5, 2020)

Floor 4, Willow House,

Cricket Square

Grand Cayman KY1-9010

Cayman Islands

campbellslegal.com

ASC

COVALTO LTD.

Companies Law (as revised)

Company Limited by Shares

Amended and Restated Memorandum of Association

(Amended and Restated by Special Resolution passed on October 5, 2020)

1.	Company Name

The name of the Company is Covalto Ltd.

2.	Registered Office

The registered office of the Company will be situated at the offices of Campbells Corporate Services Limited, Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands or such other place as the Directors may from time to time decide.

3.	Objects

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by law as provided by Section 7(4) of the Companies Law (as revised) as amended.

4.	Powers of Company

Except as prohibited or limited by the Companies Law (as revised) (as amended from time to time), the Company shall have and be capable of from time to time and all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this memorandum of association and the articles of association of the Company and the power to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, options, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantor; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company or without security; to invest monies of the Company in such manner as the directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to shareholders of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to directors, officers, employees, past or present, and their families; to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the business aforesaid.

5.	Limited Liability

The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

6.	Authorised Capital

The capital of the Company is US$5,074.0776 divided into 31,900,000 Ordinary Shares with a nominal or par value of US$0.0001 each, 1,873,913 Series Seed-1-A Preference Shares of a nominal or par value of US$0.0001 each, 1,665,431 Series Seed-1-B Preference Shares of a nominal or par value of US$0.0001 each, 2,435,172 Series Seed-1-C Preference Shares of a nominal or par value of US$0.0001 each, 873,819 Series Seed-1-D Preference Shares of a nominal or par value of US$0.0001 each, 2,644,051 Series A Preference Shares of a nominal or par value of US$0.0001 each, 619,945 Series A BHCA Preference Shares of a nominal or par value of US$0.0001 each, 3,969,854 Series B Preference Shares of a nominal or par value of US$0.0001 each, 367,554 Series B BHCA Preference Shares of a nominal or par value of US$0.0001 each, 4,347,561 Series B-1 Preference Shares of a nominal or par value of US$0.0001 each and 43,476 Series B-1 BHCA Preference Shares of a nominal or par value of US$0.0001 each, provided always that the Company acting by its board of directors shall have power to purchase and/or redeem any or all of such shares and to increase or reduce the said capital of the Company and to sub-divide or consolidate the said shares or any of them subject to the provisions of the Companies Law and the articles of association and to issue all or any part of its capital whether original, purchased, redeemed, increased or reduced with or without any preference, priority or special privilege or subject to any restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

7.	Part VII of the Companies Law (as revised)

If the Company is registered as an exempted company in accordance with Part VII of the Companies Law (as revised), the Company will comply with the provisions of such law relating to exempted companies and, subject to the provisions of the Companies Law and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

8.	Amendment

The Company shall have power to amend this memorandum of association by special resolution.

COVALTO LTD.

Companies Law (as revised)

Company Limited by Shares

Amended and Restated Articles of Association

(Amended and Restated by Special Resolution passed on October 5, 2020)

1.	Preliminary

1.1	The regulations contained in Table A of the Companies Law (as revised) do not apply to the Company and the following are the articles of association of the Company.

1.2	In these Articles:

(a) the following terms shall have the meanings set opposite if not inconsistent with the subject context:

“Affiliate”	of any person or entity shall have the meaning set forth in the BHCA;

“Articles”	means these articles of association of the Company;

“Auditors”	means the persons for the time being performing the duties of auditors of the Company (if any);

“BHCA”	means the U.S. Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder;

“BHCA Conversion Right”	is as defined in Article 9.3;

“BHCA Shareholder”	means any holder of shares of the Company that is, or has an Affiliate that is, subject to regulations under the BHCA;

“BHCA Shares”	means, collectively, the Series A BHCA Preference Shares, the Series B BHCA Preference Shares and the Series B-1 BHCA Preference Shares.

“Business Entity”	means any sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organisation, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other enterprise or entity of any kind or nature or any business division of any of the foregoing;

“Class of Voting Securities”	shall have the same meaning as “class of voting shares” in Regulation Y and includes, but is not limited to, the Ordinary Shares and Preference Shares;

“Company”	means the above-named Company;

“Control”	means the power or authority, whether exercised or not, to significantly direct the business, management and policies of a person, directly or indirectly, or by effective control whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of a majority of the votes entitled to be cast at a meeting of the members or shareholders of such person or power to control the composition of the board of directors of such person; the terms “Controlled” and “Controlling” have the meaning correlative to the foregoing;

“debenture”	includes debenture stock, mortgages, bonds and any other securities of the Company whether constituting a charge on the assets of the Company or not;

“Directors”	means the persons for the time being occupying the position of directors of the Company, or, as the case may be, the directors assembled as a board, and the term a “Director” shall be construed accordingly and shall, where the context admits, include an alternate Director;

“dividend”	includes a distribution or interim dividend or interim distribution;

“Electronic Record”	has the same meaning as in the Electronic Transactions Law (as revised);

“Founders”	shall have the meaning given to it in that certain Amended and Restated Voting Agreement between the Company and the other parties thereto, dated on or about the Adoption Date;

“Group Company”	means the Company and any Business Entity (i) that is directly or indirectly Controlled by the Company, (ii) whose assets, or portions thereof, are consolidated with the net earnings of the Company and are recorded on the books of the Company for financial reporting purposes in accordance with international accounting standards, including but not limited to any Subsidiaries, or (iii) that is a Parent of the Company;

“Issue Price”	means the total consideration payable for the issue of Shares including, for the avoidance of doubt, both the par value and any premium payable;

“Law”	means the Companies Law (as revised);

“member”	has the meaning assigned to it in the Law, and the term “shareholder” shall also mean a member;

“Memorandum”	means the memorandum of association of the Company;

“month”	means a calendar month;

“Ordinary Resolution”	means a resolution:

(i) passed by simple majority of such members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company on a show of hands or a poll, and where a poll is taken regard shall be had in computing a majority to the number of votes to which each member is entitled; or

(ii)  approved in writing by all of the members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed;

“Ordinary Shares”	means the ordinary shares in the capital of the Company of a par value of US$0.0001 each having the rights, and subject to the restrictions, provided for in these Articles;

“paid-up”	has the meaning assigned to it in the Law, currently meaning paid-up and/or credited as paid-up as to the nominal or par value only excluding any premium payable in respect of the issue of any shares;

“Parent”	means any Business Entity (other than the Company) in an unbroken chain ending with the Company, if each of the Business Entities (other than the Company) owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other Business Entities in such chain;

“Point72”	means Point 72 Ventures, LLC and/or its affiliates;

“Preference Shares”	means the preference shares in the capital of the Company of a par value of US$0.0001 each, having the rights, and subject to the restrictions, provided for in these Articles, and the use of “series” in reference to Preference Shares shall mean the Series Seed-1-A Preference Shares, Series Seed-1-B Preference Shares, Series Seed-1-C Preference Shares, Series Seed-1-D Preference Shares, Series A Preference Shares, Series A BHCA Preference Shares, Series B Preference Shares, Series B BHCA Preference Shares, Series B-1 Preference Shares and Series B-1 BHCA Preference Shares;

“QED”	means QED LatAm Fund, LP and its affiliates;

“Register”	means the register of members of the Company required to be kept by the Law; and includes (except where otherwise stated or the context otherwise requires) any branch or duplicate register of members;

“registered office”	means the registered office for the time being of the Company;

“Regulation Y”	means the BHCA’s implementing regulation, Regulation Y, as issued by the Board of Governors of the Federal Reserve System;

“Seal”	means the common seal of the Company (if any) and includes every duplicate seal;

“Secretary”	includes an assistant secretary and any persons appointed to perform the duties of the secretary of the Company;

“Series A BHCA Preference Shares”	means Preference Shares designated by the Directors as Series A BHCA Preference Shares each with the rights provided for in these Articles.

“Series A Preference Shares”	means Preference Shares designated by the Directors as Series A Preference Shares and Series A BHCA Preference Shares each with the rights provided for in these Articles.

“Series B BHCA Preference Shares”	means Preference Shares designated by the Directors as Series B BHCA Preference Shares each with the rights provided for in these Articles.

“Series B-1 BHCA Preference Shares”	means Preference Shares designated by the Directors as Series B-1 BHCA Preference Shares each with the rights provided for in these Articles.

“Series B Preference Shares”	means Preference Shares designated by the Directors as Series B Preference Shares and Series B BHCA Preference Shares each with the rights provided for in these Articles.

“Series B-1 Preference Shares”	means Preference Shares designated by the Directors as Series B-1 Preference Shares and Series B-1 BHCA Preference Shares each with the rights provided for in these Articles.

“Series Seed-1 Preference Shares”	means, collectively, the Series Seed-1-A Preference Shares, Series Seed-1-B Preference Shares, Series Seed-1-C Preference Shares and Series Seed-1-D Preference Shares.

“Series Seed-1-A Preference Shares”	means Preference Shares designated by the Directors as Series Seed-1-A Preference Shares each with the rights provided for in these Articles.

“Series Seed-1-B Preference Shares”	means Preference Shares designated by the Directors as Series Seed-1-B Preference Shares each with the rights provided for in these Articles.

“Series Seed-1-C Preference Shares”	means Preference Shares designated by the Directors as Series Seed-1-C Preference Shares each with the rights provided for in these Articles.

“Series Seed-1-D Preference Shares”	means Preference Shares designated by the Directors as Series Seed-1-D Preference Shares each with the rights provided for in these Articles.

“share” and “shares”	means a share or shares in the Company and shall, where the context permits, includes fractions of a share;

“Special Resolution”	has the meaning assigned to it in the Law;

“Subsidiary”	means any Business Entity (other than the Company) in an unbroken chain of Business Entities beginning with the Company, if each of the Business Entities (other than the last Business Entity in the unbroken chain) owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other Business Entities in such chain;

“Treasury Share”	means a share held in the name of the Company as a treasury share in accordance with the Law.

(b) words importing the singular include the plural and vice versa;

(c) words importing any gender include all genders;

(d) words importing persons include corporations as well as any other legal or natural person;

(e) expressions referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography and other modes of representing or reproducing words in a visible form and include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(f) references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g) any phrase commencing with the words “including”, “include”, “in particular” or any similar expression shall be deemed to be followed by the words “without limitation;

(h) headings are inserted for reference only and shall be ignored in construing the Articles;

(i) subject as aforesaid, any words or expressions defined in the Law shall, if not inconsistent with the subject or context hereof, bear the same meanings as in the Articles;

(j) the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(k) where an Ordinary Resolution is expressed to be required for any purpose, a Special Resolution is also effective for that purpose; and

(l) where any period to lapse under the provisions of these Articles is counted by a number of days, the first day of such period counted shall be the day immediately after the notice is given or deemed to be given and the period of such notice shall be deemed to be complete and final at the end of the last day of such period. The relevant then permitted actions shall be effected the day immediately following such last day.

2.	Commencement of Business

2.1	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of its shares may have been allotted.

2.2	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

3.	Alteration of Articles

Subject to Article 7.6, Article 7.7, Article 7.8, Article 7.9 and Article 7.10, the Company may from time to time alter or add to these Articles by passing a Special Resolution.

4.	Issue of Shares, Principal and Branch Registers and Offices

4.1

Subject to the Law and to any direction that may be given by the Company in a general meeting and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the shares of the Company shall be under the Directors’ general and unconditional authority to allot and/or issue (with or without rights of renunciation), grant options over, offer or otherwise deal with or dispose of any unissued shares of the Company (whether forming part of the original or any increased share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the Directors may decide and they may allot or otherwise dispose of them to such persons (including any Director) on such terms and conditions and at such time as the Directors may determine.

4.2

The Company may issue fractions of a share and, save where the Articles otherwise provide, a fraction of a share shall rank pari passu and shall have proportionately the same rights as a whole share of the same class.

4.3	The Directors may accept non-cash consideration for the issue of Shares.

4.4	The Company shall not issue shares or warrants to bearer.

4.5

The Directors may accept contributions to the capital of the Company otherwise than in consideration of the issue of shares and the amount of any such contribution may be treated as share premium (in which case it shall be subject to the provisions of the Law and these Articles applicable to share premium).

4.6	The Company shall maintain or cause to be maintained the Register in accordance with the Law.

4.7

The Directors may determine that the Company shall maintain one or more branch registers of members in accordance with the Law provided that a duplicate of such branch registers shall be maintained with the principal register in accordance with the Law. The Directors shall also determine which register of members shall constitute the principal register and which shall constitute the branch register or registers, and may vary such determination from time to time.

4.8	Subject to the provisions of the Law, the Company by resolution of the Directors may change the location of its registered office.

4.9

The Company, in addition to its registered office, may establish and maintain such other offices, places of business and agencies in the Islands and elsewhere as the Directors may from time to time determine.

5.	Treasury Shares

5.1	The Directors may, prior to the purchase, redemption or surrender of any share, determine that such share shall be held as a Treasury Share.

5.2	The Directors may resolve to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

6.	Redemption, Purchase and Surrender of Own Shares

6.1	Subject to the provisions of the Law, the Memorandum and Articles 7 and 8:

(a) shares may be issued on the terms that they are, or at the option of the Company or the shareholder are, liable to be redeemed on such terms and in such manner as the Company, by resolution, or as the Directors, before the issue of the shares, may determine; and

(b) the Company may purchase shares, including any redeemable shares, issued by the Company upon the terms and in such manner as the Directors or the Company, by resolution, may from time to time determine, and such authority may be general in respect of any number of purchases, for a set period, or indefinite;

(c) the Company may make payment in respect of any redemption or purchase of its own shares in any manner authorised by the Law and these Articles, including out of capital;

(d) Subject to the provisions of these Articles, the rights attaching to any issued shares may, by Special Resolution, be varied so as to provide that such shares are, or at the option of the Company or the member are, liable to be redeemed on such terms and in such manner as the Company may, determine.

6.2	The Directors may accept the surrender for no consideration of any fully paid-up share.

6.3	The Directors may, when making a payment in respect of the redemption or purchase of shares, make such payment in cash or in specie (or partly in one and partly in the other).

6.4

Upon the date of redemption or purchase of a share, the holder shall cease to be entitled to any rights in respect thereof (excepting always the right to receive (i) the price therefor and (ii) any dividend which had been declared in respect thereof prior to such redemption or purchase being effected) and accordingly his name shall be removed from the Register with respect thereto and the share shall be cancelled.

7.	Preference Shares

The rights, preferences, privileges and restrictions granted to and imposed on the Preference Shares are as set forth below in this Article.

7.1	Dividend Provisions

7.1.1.

Any dividends shall be distributed, out of any assets legally available therefor, payable when and if declared by the Directors, among all holders of Ordinary Shares and Preference Shares in proportion to the number of Ordinary Shares that would be held by each such holder if all Preference Shares were converted to Ordinary Shares at the then effective Conversion Rate. Such dividends shall not be cumulative.

7.1.2

Notwithstanding anything in these Articles to the contrary, within ninety (90) days following the end of each Fiscal Year, the Company shall, to the extent of available cash, make a distribution to each holder of Ordinary Shares or Preference Shares in proportion to the number of Ordinary Shares that would be held by each such holder if all Preference Shares were converted to Ordinary Shares at the then effective Conversion Rate in an amount equal to the highest U.S. federal, state and local annual tax liability (excluding penalties) of any such holder arising in connection with the allocation of income or gain to such holder pursuant to these Articles or applicable law, determined by assuming the applicability of the highest combined U.S. federal, state and local income tax rates to such holder (including for this purpose any tax under Code Section 1411 or similar provisions of applicable law) and assuming such holder is a resident of New York.

7.2	Liquidation Preference

7.2.1

In the event of any Liquidation Event (as defined below), either voluntary or involuntary, the holders of Preference Shares shall be entitled to receive, prior and in preference to any distribution of the proceeds of such Liquidation Event (the “Proceeds”) to the holders of Ordinary Shares by reason of their ownership thereof, an amount per share equal to the sum of the applicable Original Issue Price (as defined below) for such series of Preference Shares, plus declared but unpaid dividends on such shares. If, upon the occurrence of such event, the Proceeds to be distributed among the holders of the Preference Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire Proceeds legally available for distribution shall be distributed ratably among the holders of the Preference Shares in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this Article.

7.2.2

Upon completion of the distribution required by the foregoing provisions in this Article 7.2, all of the remaining Proceeds available for distribution to shareholders of the Company shall be distributed among the holders of Ordinary Shares pro rata based on the number of Ordinary Shares held by each. For purposes of these Articles “Original Issue Price” shall mean US$0.878441 per share for the Series Seed-1-A Preference Shares, US$1.267796 per share for the Series Seed-1-B Preference Shares, US$1.584745 per share for the Series Seed-1-C Preference Shares, US$3.0274 per share for the Series Seed-1-D Preference Shares, US$3.0274 per share for the Series A Preference Shares and the Series A BHCA Preference Shares, US$9.6832 per share for the Series B Preference Shares and the Series B BHCA Preference Shares, and $9.7756 per share for the Series B-1 Preference Shares and the Series B-1 BHCA Preference Shares (each as adjusted for any share splits, share dividends, combinations, recapitalisations or the like with respect to such series of Preference Shares).

7.2.3

Notwithstanding the above, for purposes of determining the amount each holder of Preference Shares is entitled to receive with respect to a Liquidation Event, each such holder of a series of Preference Shares shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s Preference Shares of such series into Ordinary Shares immediately prior to the Liquidation Event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such Preference Shares into Ordinary Shares. If any such holder shall be deemed to have converted Preference Shares into Ordinary Shares pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preference Shares that have not converted (or have not been deemed to have converted) into Ordinary Shares.

7.2.4

(i) For purposes of this Article, a “Liquidation Event” shall include (A) the closing of the sale, transfer, or other disposition of all or substantially all of the Company’s assets and/or the assets of its Subsidiaries, (B) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the members of the Company immediately prior to such merger or consolidation continue to hold at least fifty percent (50%) of the voting power of the shares of the Company or the surviving or acquiring entity in substantially the same proportions as held by such members immediately prior to such merger or consolidation), (C) the closing of the transfer (whether by merger, consolidation, exchange or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s shares if, after such closing, such person or group of affiliated persons would hold fifty percent (50%) or more of the outstanding voting shares of the Company (or the surviving or acquiring entity), (D) the exclusive, irrevocable licensing of all or substantially all of the Company’s and/or its Subsidiaries’ intellectual property, and (E) a liquidation, dissolution or winding up of the Company; provided, however, that a transaction shall not constitute a Liquidation Event if (I) its primary purpose is to change the jurisdiction of the Company’s incorporation, to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s shares immediately prior to such transaction, or (II) if such transaction is limited to one or more Subsidiaries that prior to such transaction do not collectively hold all or substantially all of the assets held by the Company and all of its Subsidiaries. The treatment of any particular transaction or series of related transactions as a Liquidation Event may be waived (i) with respect to the Series Seed-1 Preference Shares by the vote or written consent of the holders of at least 51% of the outstanding Series Seed-1 Preference Shares (voting together as a single class and on an as-converted basis), (ii) with respect to the Series A Preference Shares, by the vote or written consent of the holders of a majority of the outstanding Series A Preference Shares (voting as a separate class), (iii) with respect to the Series B Preference Shares, by the vote or written consent of the holders of a majority of the outstanding Series B Preference Shares (voting as a separate class) and (iv) with respect to the Series B-1 Preference Shares, by the vote or written consent of the holders of at least 55% of the outstanding Series B-1 Preference Shares (voting as a separate class).

(ii)

In any Liquidation Event, if the Proceeds received by the Company or its shareholders are other than cash, the value ascribed to such Proceeds will be deemed its fair market value. Any securities shall be valued as follows:

(A)	Securities not subject to investment letter or other similar restrictions on free marketability covered by Article 7.2.4(ii)(B) below:

(1)

If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the twenty (20) trading-day period ending three (3) trading days prior to the closing of such Liquidation Event;

(2)

If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading-day period ending three (3) trading days prior to the closing of such Liquidation Event; and

(3)	If there is no active public market, the value shall be the fair market value thereof, as determined by the Directors in good faith, including the vote or consent of the Preference Directors.

(B)

The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in Article 7.2.4(ii)(A)(1), (2), or (3) to reflect the approximate fair market value thereof, as determined by the Directors in good faith, including the vote or consent of the Preference Directors.

(C)

The foregoing methods for valuing non-cash consideration to be distributed in connection with a Liquidation Event shall, with the appropriate approval of the definitive agreements governing such Liquidation Event by the members under the Law, Article 7.6, Article 7.7, Article 7.8, Article 7.9 and Article 7.10, be superceded by any determination of such value set forth in the definitive agreements governing such Liquidation Event.

(iii)	In the event the requirements of this Article 7.1.1 are not complied with, the Company shall forthwith either:

(A)

cause the closing of such Liquidation Event to be postponed until such time as the requirements of this Article have been complied with (including by delaying the registration of any transfer of shares to be effected in connection with such Liquidation Event); or

(B)

cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preference Shares shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Article 7.2.4(iv) hereof.

(iv)

The Company shall give each holder of Preference Shares written notice of such impending Liquidation Event not later than twenty (20) days prior to the shareholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Article, and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened or waived upon the written consent of the holders of the Preference Shares that represent a majority of the votes attributable to all then outstanding Preference Shares (voting together as a single class and on an as-converted basis).

7.2.5

Allocation of Contingent Consideration. In the event of a deemed Liquidation Event pursuant to Article 7.2.3, if any portion of the consideration payable to the members is payable only upon satisfaction of contingencies (the “Additional Consideration”), the definitive agreement with respect to such deemed Liquidation Event shall provide that (a) the portion of such consideration that is not Additional Consideration (the “Initial Consideration”) shall be allocated among the members in accordance with Article 7.2.1 and Article 7.2.2 as if the Initial Consideration were the only consideration payable in connection with such Liquidation Event; and (b) any Additional Consideration which becomes payable to the members upon satisfaction of such contingencies shall be allocated among the members in accordance with Article 7.2.1 and Article 7.2.2 after taking into account the pervious payment of the Initial Consideration as part of the same transaction. For the purposes of this Article 7.2.5, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Liquidation Event shall be deemed to be Additional Consideration.

7.3

Redemption. Except in connection with the exercise of any right of redemption or tender pursuant to any agreement between the Company and any BHCA Shareholder (including, but not limited to, the redemption and conversion rights applicable to BHCA Shares set forth in Article 9 below) (the “BHCA Redemption Rights”), the Preference Shares are not redeemable at the option of the holder thereof.

7.4	Conversion. The holders of the Preference Shares shall have the conversion rights set out in the following paragraphs.

7.4.1 Right to Convert. Each Preference Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the registered office of the Company or the office of any transfer agent for such shares, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing the Original Issue Price for such series by the applicable Conversion Price for such series (the conversion rate for a series of Preference Shares into Ordinary Shares is referred to herein as the “Conversion Rate” for such series), determined as hereafter provided, in effect on the date the written notice to convert (together with any certificate representing the Preference Shares to which it relates, if any) is received, as provided for in these Articles, by the Company at its registered office or by any transfer agent for the Preference Shares. The initial Conversion Price per share for each series of Preference Shares shall be the Original Issue Price applicable to such series; provided, however, that the Conversion Price for the Preference Shares shall be subject to adjustment as set forth in Article 7.4.5. Notwithstanding the foregoing, no Preference Shares held of record by QED may be converted pursuant to this Article 7.4.1 if, following such conversion, QED would hold more than 24.9% of the then-outstanding Ordinary Shares of the Company, except pursuant to clause (i) of Article 7.4.2 below.

7.4.2 Automatic Conversion. Each Preference Share shall automatically be converted into Ordinary Shares at the Conversion Rate at the time in effect for such series of Preference Shares immediately upon the earlier of (i) the closing of the Company’s sale of its Ordinary Shares in a firm commitment underwritten public offering, the public offering price of which was not less than (x) US$30,000,000 in the aggregate and (y) three times (3x) the Original Issue Price of the Series B-1 Preference Shares (a “Qualified Public Offering”) or (ii) the date or condition specified by vote or written consent or agreement of the holders of Preference Shares representing a majority of the votes attributable to the then outstanding Preference Shares (voting together as a single class and on an as-converted basis), including the vote or written consent or agreement of the holders of (x) Series A Preference Shares representing a majority of the votes attributable to the then outstanding Series A Preference Shares, (y) Series B Preference Shares representing a majority of the votes attributable to the then outstanding Series B Preference Shares (voting as a separate class) and (z) Series B-1 Preference Shares representing at least 55% of the votes attributable to the then outstanding Series B-1 Preference Shares (voting as a separate class). Notwithstanding the foregoing, the Preference Shares held of record by QED may not be converted pursuant to the foregoing clause (ii) of this Article 7.4.2 if, following such automatic conversion, QED would hold more than 24.9% of the then-outstanding Ordinary Shares of the Company.

7.4.3 Mechanics of Conversion. Before any holder of Preference Shares shall be entitled to voluntarily convert the same into Ordinary Shares, such holder shall lodge, at the Company’s registered office or at the office of any transfer agent for the Preference Shares, a written notice of the election to convert the same (a “Conversion Election Notice”) (together with any certificate representing the Preference Shares to which it relates) and such written notice shall state therein (i) the name or names that shall be entered on the Register of Members and, if certificates are to be issued, the name or names in which the certificate or certificates for Ordinary Shares are to be issued, and (ii) the effective date of such conversion, which date may not be earlier than ten (10) days after the delivery of such Conversion Election Notice. A conversion shall be effected as a simultaneous redemption of the relevant Preference Shares and the allotment and issue of the new Ordinary Shares and the proceeds of such redemption shall be applied to the purchase of the new Ordinary Shares, calculated on the basis that such Ordinary Shares will be issued at par. Such conversion shall be deemed to have been made on the date specified in the Conversion Election Notice or if no date is specified in the Conversion Election Notice, then immediately prior to the close of business on the date that is ten (10) days from the delivery of the Conversion Election Notice, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be entered on the Register of Members as the holder or holders of such Ordinary Shares on such date. If the conversion is in connection with an underwritten registered public offering of securities, the conversion may, at the option of any holder tendering Preference Shares for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Ordinary Shares upon conversion of the Preference Shares shall not be deemed to have converted such Preference Shares until immediately prior to the closing of such sale of securities. If the conversion is in connection with the automatic conversion provisions of Article 7.4.2 above, such conversion shall be deemed to have been made on the conversion date described in the shareholder consent approving such conversion, and the persons entitled to receive Ordinary Shares issuable upon such conversion shall be entered on the Register of Members as the holder or holders of such Ordinary Shares on such date. Certificates evidencing the Ordinary Shares issued on conversion, and any remaining Preference Shares of such Member may be issued in accordance with the terms of these Articles.

7.4.4 Conversion Price Adjustments of Preference Shares for Certain Dilutive Issuances, Splits, Dividends, Combinations and Similar Events. The Conversion Price of the Preference Shares shall be subject to adjustment from time to time as follows:

(i)

(A) If the Company shall issue, on or after the date of the adoption of these Articles (the “Adoption Date”), any Additional Shares (as defined below) without consideration or for a consideration per share that is less than the Conversion Price applicable to a series of Preference Shares in effect immediately prior to the issuance of such Additional Shares, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Ordinary Shares Outstanding (as defined below) immediately prior to such issuance plus the number of Ordinary Shares that the aggregate consideration received by the Company for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of Ordinary Shares Outstanding immediately prior to such issuance plus the number of such Additional Shares. For purposes of this Article, the term “Ordinary Shares Outstanding” shall mean and include the following: (1) outstanding Ordinary Shares, (2) Ordinary Shares issuable upon conversion of outstanding Preference Shares, (3) Ordinary Shares issuable upon exercise of outstanding share options, and (4) Ordinary Shares issuable upon exercise (and, in the case of warrants to purchase Preference Shares, conversion) of outstanding warrants or other convertible securities. Shares described in (1) through (4) above shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable.

(B)

No adjustment of the Conversion Price for the Preference Shares shall be made in an amount less than one-tenth of one cent per share. Except to the limited extent provided for in Articles 7.4.4(i)(E)(3) and (4), no adjustment of such Conversion Price pursuant to this Article shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C)

In the case of the issuance of Additional Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(D)

In the case of the issuance of the Additional Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Directors irrespective of any accounting treatment.

(E)

In the case of the issuance of options to purchase or rights to subscribe for Ordinary Shares, securities by their terms convertible into or exchangeable for Ordinary Shares or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for purposes of determining the number of Additional Shares issued and the consideration paid therefor:

(1)

The aggregate maximum number of Ordinary Shares deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential anti-dilution adjustments) of such options to purchase or rights to subscribe for Ordinary Shares shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Articles 7.4.4(i)(C) and (D)), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential anti-dilution adjustments) for the Ordinary Shares covered thereby.

(2)

The aggregate maximum number of Ordinary Shares deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential anti-dilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential anti-dilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Articles 7.4.4(i)(C) and (D)).

(3)

In the event of any change in the number of Ordinary Shares deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price of any series of the Preference Shares, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Ordinary Shares or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4)

Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of any series of the Preference Shares, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of Ordinary Shares (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5)

The number of Additional Shares deemed issued and the consideration deemed paid therefor pursuant to Articles 7.4.4(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Articles 7.4.4(i)(E)(3) or (4).

(ii)	“Additional Shares” shall mean any Ordinary Shares issued (or deemed to have been issued pursuant to Article 7.4.4(i)(E)) by the Company on or after the Adoption Date other than:

(A)	Ordinary Shares issued upon conversion of the Preference Shares;

(B)

Ordinary Shares issued or issuable to employees, directors, consultants and other service providers, in each case, of a Group Company for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by the Board of Directors;

(C)	Ordinary Shares issued (but not deemed issued) pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the Adoption Date;

(D)

Ordinary Shares issued or issuable in connection with a bona fide business acquisition by a Group Company approved by the Directors, whether by merger, consolidation, sale of assets, sale or exchange of shares or otherwise, and approved by the Board of Directors, including at least one Preference Director;

(E)

Ordinary Shares issued or issuable pursuant to equipment lease financings or bank credit arrangements entered into for primarily non-equity financing purposes and approved by the Board of Directors, including at least one Preference Director;

(F)

Ordinary Shares issued or deemed issued pursuant to a transaction described in Article 7.4.4(i)(E) or the Ordinary Shares issued upon conversion of the Preference Shares as a result of a decrease in the Conversion Price of any series of Preference Shares resulting from the operation of Article 7.4.4;

(G)	Ordinary Shares issued or issuable in the Qualified Public Offering;

(H)

Ordinary Shares issued to persons or entities with which a Group Company has business relationships, including suppliers or third parties, provided such issuances are approved by the Board of Directors, including at least one Preference Director, and are primarily for non-equity financing purposes; or

(I)

Ordinary Shares issued in connection with collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the unanimous vote of the Directors and are primarily for non-equity financing purposes.

(iii)

In the event the Company should at any time or from time to time after the Adoption Date fix a record date for the effectuation of a split or subdivision of the outstanding Ordinary Shares or the determination of holders of Ordinary Shares entitled to receive a dividend or other distribution payable in additional Ordinary Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Ordinary Shares (hereinafter referred to as “Ordinary Shares Equivalents”) without payment of any consideration by such holder for the additional Ordinary Shares or the Ordinary Shares Equivalents (including the additional Ordinary Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Preference Shares shall be appropriately decreased so that the number of Ordinary Shares issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of Ordinary Shares outstanding and those issuable with respect to such Ordinary Shares Equivalents.

(iv)

If the number of Ordinary Shares outstanding at any time after the Adoption Date is decreased by a consolidation or other combination of the outstanding Ordinary Shares, then, following the record date of such combination, the Conversion Price for the Preference Shares shall be appropriately increased so that the number of Ordinary Shares issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

7.4.5 Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Article 7.4.4(iii), then, in each such case for the purpose of this Article, the holders of the Preference Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of Ordinary Shares into which their Preference Shares are convertible as of the record date fixed for the determination of the holders of Ordinary Shares entitled to receive such distribution.

7.4.6 Recapitalisations. If at any time or from time to time there shall be a recapitalisation of the Ordinary Shares (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Article 7.4 or in Article 7.2), provision shall be made so that the holders of the Preference Shares shall thereafter be entitled to receive upon conversion of the Preference Shares the number of shares or other securities or property of the Company or otherwise, to which a holder of Ordinary Shares deliverable upon conversion would have been entitled on such recapitalisation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article 7.4 with respect to the rights of the holders of the Preference Shares after the recapitalisation to the end that the provisions of this Article 7.4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preference Shares) shall be applicable after that event as nearly equivalent as may be practicable.

7.4.7	No Fractional Shares and Certificate as to Adjustments.

(i)

No fractional shares shall be issued upon the conversion of any Preference Shares, and the aggregate number of Ordinary Shares to be issued to particular shareholders shall be rounded down to the nearest whole share and the Company shall pay in cash the fair market value of any fractional shares as of the time when entitlement to receive such fractions is determined. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of Preference Shares the holder is at the time converting into Ordinary Shares and the number of Ordinary Shares issuable upon such conversion.

(ii)

Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Preference Shares pursuant to this Article 7.4, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preference Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preference Shares, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preference Shares at the time in effect, and (C) the number of Ordinary Shares and the amount, if any, of other property that at the time would be received upon the conversion of a Preference Share.

7.4.8 Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of shares for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Company shall mail to each holder of Preference Shares, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution, and the amount and character of such dividend or distribution.

7.4.9 Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preference Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preference Shares; and

if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preference Shares, in addition to such other remedies as shall be available to the holder of such Preference Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Memorandum and Articles.

7.4.10 Waiver of Adjustment to Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of the Preference Shares may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of such series of Preference Shares representing a majority of the votes attributable to all then outstanding shares of such series of Preference Shares (voting together as a separate class). Any such waiver shall bind all future holders of such series of Preference Shares.

7.5	Voting Rights

7.5.1 General Voting Rights. Subject to the limitations set forth in Article 9 below applicable to BHCA Shareholders, each holder of Preference Shares shall have the right to one vote for each Ordinary Share into which such Preference Shares could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Ordinary Shares, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting in accordance with these Articles, and except as provided by law or in Article 7.5.2 below with respect to the appointment of directors by the separate class vote of the holders of Ordinary Shares, shall be entitled to vote, together with holders of Ordinary Shares, with respect to any question upon which holders of Ordinary Shares have the right to vote. Fractional votes shall not however be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which Preference Shares held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

7.5.2	Voting for the Appointment of Directors

(a) The holders of Series A Preference Shares representing at least a majority of the votes attributable to all then outstanding Series A Preference Shares (voting together as a separate class) shall by vote or written resolution be entitled to appoint one Director (the “Series A Director”) and to remove such Series A Director from office by like means.

(b) The holders of Series B Preference Shares representing at least a majority of the votes attributable to all then outstanding Series B Preference Shares (voting together as a separate class) shall by vote or written resolution be entitled to appoint one Director (the “Series B Director”) and together with the Series A Director, the “Preference Directors” and to remove such Series B Director from office by like means.

(c) The holders of Ordinary Shares representing at least a majority of the then outstanding Ordinary Shares shall by vote or written resolution be entitled to appoint two Directors and to remove such Directors from office by like means.

(d) The holders of the Preference Shares and Ordinary Shares (voting together as a single class and not as separate series, and on an as-converted basis) by majority vote or majority written resolution shall be entitled to appoint Directors to fill any positions that remain unfilled (having regard to the stipulation as to the total number of Directors in terms of Article 26.1) and to remove such Directors from office by like means.

(e) Any vacancy, including newly created directorships resulting from any increase in the authorised number of Directors or amendment of these Articles, and vacancies created by removal or resignation of a director, may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director; provided, however, that where such vacancy occurs among the Directors elected by the holders of a class or series of shares, the holders of shares of such class or series may override the action of the Directors to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of the Company’s members or (ii) written consent, if the consenting shareholders hold a sufficient number of shares to elect their designee at a members’ meeting. Any director may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series entitled to elect such director or directors, given either at an extraordinary meeting of such members duly called for that purpose or pursuant to a written consent of members, and any vacancy thereby created may be filled by the holders of that class or series of shares represented at the meeting or pursuant to written consent.

7.6

Preference Shares and Founder Protective Provisions. So long as any Preference Shares remain outstanding, the Company shall not (and shall not permit any Subsidiary to), directly or indirectly, do any of the following, whether by amendment, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent) of (i) the holders of Preference Shares representing a majority of the then outstanding Preference Shares (voting together as a single class and on an as-converted basis) and (ii) the holders of a majority of the then outstanding Ordinary Shares held by the Founders (and any failure to obtain such consent shall be deemed to be a variation of the class rights attaching to the Preference Shares):

(a) create any share capital in the Company (including any other security convertible into or exercisable or exchangeable for any such share capital) with rights, preferences or privileges senior to or pari passu with the Preference Shares;

(b) (i) reclassify, alter or amend any existing security of this corporation that is pari passu with any series of Preference Shares with respect to dividends, liquidation or redemption, if such reclassification, alteration or amendment would render such other security senior to such series of Preference Shares in respect of any such right, preference or privilege or (ii) reclassify, alter or amend any existing security of the Company that is junior to any series of Preference Shares with respect to dividends, liquidation or redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with such series of Preference Shares in respect of any such right, preference or privilege;

(c) pay or declare any dividend on any of its shares;

(d) increase or decrease the total number of authorised Ordinary Shares or Preference Shares;

(e) consummate a voluntary or involuntary liquidation under applicable bankruptcy or reorganization legislation, Liquidation Event or other dissolution, liquidation or winding up of the Company, or consummate any transaction with respect to a Subsidiary that would be deemed a Liquidation Event if such transaction were consummated with respect to the Company;

(f) increase or decrease the number of authorized Directors; and

(g) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any Preference Shares or Ordinary Shares (save in connection with a conversion); provided, however, that this restriction shall not apply to (i) the repurchase of Ordinary Shares from employees, officers, directors, consultants or other persons performing services for the Company or a Subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at no greater than cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal, or (ii) the redemption and conversion provisions applicable to BHCA Shares set forth pursuant to any BHCA Redemption Rights.

7.7

Series Seed-1 Preference Shares Protective Provisions. So long as at least 2,000,000 Series Seed-1 Preference Shares (as adjusted for any share splits, share dividends, combinations, recapitalizations or the like) remain outstanding, the Company shall not (and shall not permit any Subsidiary to), directly or indirectly, do any of the following, whether by amendment, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent) of (i) the holders of Series Seed-1 Preference Shares representing at least 51% of the then outstanding Series Seed-1 Preference Shares (voting together as a single class and on an as-converted basis) and (ii) the holders of a majority of the then outstanding Ordinary Shares held by the Founders (and any failure to obtain such consent shall be deemed to be a variation of the class rights attaching to the Series Seed-1 Preference Shares):

(a) alter or change the rights, preferences or privileges of the Series Seed-1 Preference Shares (or any series thereof) so as to adversely affect such shares, provided the requisite consents shall not be unreasonably withheld (it being understood and acknowledged that an increase in the authorized share capital of the Company (including the authorization of a security that is senior to any existing Preference Share) and issuance thereof shall not in and of itself be deemed to adversely affect the Series Seed-1 Preference Shares within the meaning of this Article 7.7(a));

(b) amend, alter or repeal any provision of the Articles so as to affect the Series Seed-1 Preference Shares (or any series thereof) adversely and in a manner different than any other series of Preference Shares (it being understood and acknowledged that an increase in the authorized share capital of the Company (including the authorization of a security that is senior to any existing Preference Share) and issuance thereof shall not in and of itself be deemed to adversely affect the Series Seed-1 Preference Shares within the meaning of this Article 7.7(c)); and

(c) amend this Article 7.7.

7.8

Series A Preference Shares Protective Provisions. So long as at least 1,000,000 Series A Preference Shares (as adjusted for any share splits, share dividends, combinations, recapitalizations or the like) remain outstanding, the Company shall not (and shall not permit any Subsidiary to), directly or indirectly, do any of the following, whether by amendment, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent) of (i) the holders of Series A Preference Shares representing a majority of the then outstanding Series A Preference Shares and (ii) the holders of a majority of the then outstanding Ordinary Shares held by the Founders (and any failure to obtain such consent shall be deemed to be a variation of the class rights attaching to the Series A Preference Shares):

(a) alter or change the rights, preferences or privileges of the Series A Preference Shares so as to adversely affect such shares, provided the requisite consents shall not be unreasonably withheld (it being understood and acknowledged that an increase in the authorized share capital of the Company (including the authorization of a security that is senior to any existing Preference Share) and issuance thereof shall not in and of itself be deemed to adversely affect the Series A Preference Shares within the meaning of this Article 7.8(a));

(b) amend, alter or repeal any provision of the Articles so as to affect the Series A Preference Shares adversely and in a manner different than any other series of Preference Shares (it being understood and acknowledged that an increase in the authorized share capital of the Company (including the authorization of a security that is senior to any existing Preference Share) and issuance thereof shall not in and of itself be deemed to adversely affect the Series A Preference Shares within the meaning of this Article 7.8(b));

(c) amend Article 7.5.2(a);

(d) increase the maximum number of authorized Directors above 5 members; and

(e) amend this Article 7.8.

7.9

Series B Preference Shares Protective Provisions. So long as at least 1,300,000 Series B Preference Shares (as adjusted for any share splits, share dividends, combinations, recapitalizations or the like) remain outstanding, the Company shall not (and shall not permit any Subsidiary to), directly or indirectly, do any of the following, whether by amendment, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent) of the holders of Series B Preference Shares representing a majority of the then outstanding Series B Preference Shares (voting together as a single class, on an as-converted basis and including Point72 so long as Point72 holds at least 154,907 Series B Preference Shares (as adjusted for any share splits, share dividends, combinations, recapitalizations or the like))):

(a) amend, alter or repeal any provision of the Articles so as to affect the Series B Preference Shares adversely and in a manner different than any other series of Preference Shares (it being understood and acknowledged that an increase in the authorized share capital of the Company (including the authorization of a security that is senior to any existing Preference Share) and issuance thereof shall not in and of itself be deemed to adversely affect the Series B Preference Shares within the meaning of this Article 7.9(a));

(b) waive any conversion price adjustment with respect to the Series B Preference Shares;

(c) amend Article 7.5.2(b);

(d) amend subsection (iii) of the second sentence of Article 7.2.4(i); and

(e) amend this Article 7.9.

7.10

Series B-1 Preference Shares Protective Provisions. So long as at least 30% of the Series B-1 Preference Shares originally issued (as adjusted for any share splits, share dividends, combinations, recapitalizations or the like) remain outstanding, the Company shall not (and shall not permit any Subsidiary to), directly or indirectly, do any of the following, whether by amendment, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent) of the holders of Series B-1 Preference Shares representing at least 55% of the then outstanding Series B-1 Preference Shares (voting as a separate class):

(a) amend, alter or repeal any provision of the Articles so as to affect the Series B-1 Preference Shares adversely and in a manner different than any other series of Preference Shares (it being understood and acknowledged that an increase in the authorized share capital of the Company (including the authorization of a security that is senior to any existing Preference Share) and issuance thereof shall not in and of itself be deemed to adversely affect the Series B-1 Preference Shares within the meaning of this Article 7.10(a));

(b) waive any conversion price adjustment with respect to the Series B-1 Preference Shares;

(c) amend subsection (iv) of the second sentence of Article 7.2.4(i); and

(d) amend this Article 7.10.

7.11

QED Protective Provision. So long as QED holds any shares of the Company’s share capital, the Company shall not (and shall not permit any other Group Company to), directly or indirectly, whether by amendment, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent) of QED (any failure to obtain such consent shall be deemed to be a variation of the class rights attaching to the Preference Shares) redeem, purchase or otherwise acquire any shares if such redemption, purchase or acquisition would result in QED owning more than 24.9% of any class of Shares.

8.	Ordinary Shares

The rights, preferences, privileges and restrictions granted to and imposed on the Ordinary Shares are as set forth below in this Article.

8.1

Dividend Rights. Subject to the rights of holders of all classes of shares at the time outstanding having prior rights as to dividends, the holders of the Ordinary Shares shall be entitled to receive, when, as and if declared by the Directors, out of any assets of the Company legally available therefor, such dividends as may be declared from time to time by the Directors.

8.2	Redemption. The Ordinary Shares are not redeemable at the option of the holder.

8.3

Voting Rights. The holder of Ordinary Shares shall have the right to one vote for each such share, and shall be entitled to notice of any shareholders’ meeting and, subject to the term of these Articles, to vote thereat.

9.	BHCA Shares

9.1

Except as otherwise set forth in this Article 9 and subject to Article 10, the BHCA Shares shall not entitle the holder thereof to vote or consent with respect to any matter (and regardless of the class or classes of shares that are voting on or consenting to such matter) pursuant to these Articles unless permitted by Regulation Y and, in respect of any such matter where such vote or consent is not permitted by Regulation Y, the holders of the BHCA Shares shall not be entitled to notice of, or to attend or vote at, the general meeting of the Company at which such matter is being voted on or otherwise be required or permitted to sign any written resolutions or consents with respect to such matter.

9.2

Notwithstanding the foregoing, BHCA Shares shall be compulsorily redeemed by the Company and, simultaneously, the proceeds of such redemption shall be applied to subscribe for a corresponding number and Class of Voting Securities (e.g. Series A Preference Shares or Series B Preference Shares, as applicable) upon a transfer of such BHCA Shares to: (a) the Company, (b) a transferee in a widespread public distribution of voting securities of the Company, (c) an underwriter for the purpose of conducting a widespread public distribution of the voting securities of the Company, (d) a transferee in a transfer or series of related transfers in which no transferee (or group of associated transferees) would receive 2% or more of any Class of Voting Securities of the Company, or (e) a transferee if such transferee would control more than 50% of the voting securities of the Company notwithstanding any transfer of any BHCA Shares.

9.3

Notwithstanding anything in these Articles to the contrary, in the event of any Liquidation Event, or upon declaration by the Company of any dividend or other distribution, no BHCA Shareholder shall be required to accept as consideration or otherwise in respect thereof (a) shares of a “bank”, “bank holding company”, “financial holding company” or “covered fund” (each as defined in the BHCA) or (b) non-marketable securities where the ownership or possession of such securities, directly or indirectly, by a BHCA Shareholder would (1) be impermissible under the BHCA or any rule, regulation or guidance promulgated thereunder or (2) trigger a material regulatory restriction as determined in good faith by such BHCA Shareholder based upon the advice of counsel or (c) marketable securities (1) where the issuer thereof is not then subject to the reporting requirements of section 13 or section 15(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (as amended, the “Exchange Act”), (2) where the issuer thereof is not then current in its filing of all required reports or other information under the Securities Act of 1933 and the rules and regulations promulgated thereunder (as amended, the “Securities Act”) or and the Exchange Act, (3) that do not consist of a class of common equity that is then traded on a national securities exchange, (4) included on any restricted trading list or other similar list maintained by such BHCA Shareholder or any of its Affiliates or (5) where, after giving effect to such Liquidation Event or other dividend or distribution, such BHCA Shareholder, together with its Affiliates, would own more than 4.99% of the issued and outstanding amount of the class of such marketable securities. To the extent necessary, consideration that would otherwise result in the allocation of securities referenced in any of (a), (b) or (c) above shall instead be paid to the BHCA Shareholder in the form of cash based on the then current fair market value of the securities, as determined by the Directors in good faith, that such BHCA Shareholder would otherwise receive.

9.4

The Company shall not, directly or indirectly, repurchase, redeem, retire or otherwise acquire, and no BHCA Shareholder shall (and each BHCA Shareholder shall cause its affiliates not to) acquire, any of the Company’s shares, or take any other action, if, as a result, a BHCA Shareholder would own or control, or be deemed to own or control, collectively, greater than (x) 4.99% of a Class of Voting Securities or (y) 24.99% of the total equity of the Company; provided, however, that the foregoing restriction shall not apply to (a) any repurchases or redemptions to the extent a BHCA Shareholder is permitted to participate on a pro rata basis such that, after such repurchase or redemption, the BHCA Shareholder’s ownership of the Company’s shares would not exceed both 4.99% of a Class of Voting Securities and 24.99% of the total equity of the Company or (b) repurchases, redemptions, retirements or other acquisitions pursuant to a BHCA Redemption Right.

10.	Variation of Rights of Shares

10.1

Subject to the provisions of the Law and Articles 7 and 8, if at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of at least a majority of the shares in issue of that class or with the sanction of a resolution passed at a meeting of the holders of such class of shares by the holder or holders of at least majority of such shares present in person or by proxy at such meeting, provided however, that this Article is without prejudice to the rights of holders of a class of shares to agree to a variation or waiver of class rights as set out in these Articles. To the extent not inconsistent with this Article, the provisions of these Articles relating to general meetings shall apply to every such meeting of the holders of one class of shares except that the necessary quorum shall be one person holding or representing by proxy at least a majority of the shares in issue of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

10.2

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of the issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or senior thereto.

10.3

For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

11.	Commission on Sale of Shares

When permitted by law the Company may pay to any person a commission in consideration of his subscribing or agreeing to subscribe (whether absolute or conditional) for any shares or debentures of the Company. Any such commission may be satisfied by the payment of cash or in fully paid-up shares or debentures of the Company or partly in one way and partly in the other.

12.	Non-Recognition of Trusts

Except as required by law or otherwise provided by these Articles, no person shall be recognised by the Company as holding any shares upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

13.	Certificates for Shares

13.1

A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. A certificate may be issued under Seal or executed in such other manner as the Directors may prescribe. In respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

13.2

Certificates representing shares shall be in such form as shall be determined by the Directors. Such certificates shall be signed by such person or persons as are authorised from time to time by the Directors or by the Articles. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the Register. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. Notwithstanding the foregoing, if a share certificate is defaced, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and the payment of out of pocket expenses of the Company incurred in investigating evidence as the Directors think fit.

14.	Joint Ownership of Shares

If several persons are registered as joint holders of any shares they shall be severally as well as jointly liable for any liability in respect of such shares, but the first named upon the Register shall, as regards service or notices, be deemed the sole owner thereof. Any of such persons may give effectual receipt for any dividend or other distribution.

15.	Lien

15.1

The Company shall have a first and paramount lien and charge on every share for all monies, whether presently payable or not, called or payable at a fixed time in respect of that share, and the Company shall also have a first and paramount lien and charge on all shares standing registered in the name of a member (whether solely or jointly with others) for all monies, liabilities or engagements presently owing by him or his estate to the Company either alone or jointly with any other person, whether a member or not; but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien and charge, if any, on a share shall extend to all dividends or other monies payable in respect thereof. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien and charge (if any) thereon.

15.2

The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien and charge, but no sale shall be made unless a sum in respect of which the lien and charge exists is presently payable, nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien and charge exists as is presently payable, has been given to the registered holder or holders for the time being of the share, or the person, of which the Company has notice, entitled thereto by reason of his death or bankruptcy.

15.3

To give effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

15.4

The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien and charge exists as is presently payable, and the residue, if any, shall (subject to a like lien and charge for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares prior to the sale.

16.	Calls on Shares

16.1

The Directors may from time to time make calls upon the members in respect of any monies unpaid on their shares for the Issue Price (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed times. Each member shall (subject to receiving at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made. The Company shall not issue any unpaid shares in the capital of the Company, unless approved with the unanimous consent of the members.

16.2

A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

16.3

If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate fixed by the terms of allotment or issue of the share or in the notice of the call or as the Directors may otherwise determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

16.4

Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date (whether on account of the nominal value of the share or by way of premium or otherwise) shall for the purposes of the Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of the Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

16.5	The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.

16.6

The Directors may, if they think fit, receive from any member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would, but for such advance, become payable) pay interest at such rate as may be agreed upon between the Directors and the member paying such sum in advance.

16.7

No such sum paid in advance of calls shall entitle the member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would but for such payment become presently payable.

17.	Transfer of Shares

17.1

Every instrument of transfer shall be left at the registered office for registration, accompanied by the certificate (if any) covering the shares to be transferred and such other evidence as the Directors may require to prove the title of the transferor to, or his right to transfer, the shares.

17.2

The instrument of transfer of any share (which need not be under Seal) shall be signed by or on behalf of the transferor and, unless the share is fully paid up or the transferee otherwise consents or agrees thereto, by or on behalf of the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof.

17.3

Subject to such of the restrictions of the Articles as may be applicable, any member may transfer all or any of his shares by instrument in writing in any usual or common form or any other form which the Directors may approve. Upon every transfer of shares the certificate held by the transferor shall be given up to be cancelled and shall forthwith be cancelled accordingly and a new certificate shall be issued without charge to the transferee in respect of the shares transferred to him, and if any of the shares included in the certificate so given up shall be retained by the transferor a new certificate in respect thereof shall be issued to him without charge. The Company shall also retain the transfer.

17.4

Subject to these Articles and any contractual restrictions, shares of the Company are freely transferable save that the Directors may decline to register a transfer of shares if, in the opinion of the Directors:

(a) the transfer would or may result in any breach of any applicable law or regulation or otherwise give rise to any legal, regulatory, tax or fiscal detriment or disadvantage to the Company or its members; or

(b) the transfer would or may result in a breach of any agreement to which the Company and/or any of its members is party under which the transferability of shares of the Company is restricted or regulated.

17.5	If the Directors refuse to register a transfer they shall within fifteen days after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

17.6

The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than thirty days in any year.

18.	Transmission of Shares

18.1

In case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares but nothing herein contained shall release the estate of a deceased holder from any liability in respect of any share which had been held by him solely or jointly with other persons.

18.2

Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time be properly required by the Directors to show his title to the share, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the aforesaid member could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy, as the case may be.

18.3

A person becoming entitled to a share by reason of the death or bankruptcy of a member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided always that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within fourteen days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

19.	Forfeiture of Shares

19.1

If a member fails to pay any call or instalment of a call for any part of the Issue Price on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalments together with any interest which may have accrued and all expenses that may have been incurred by the Company by reason of such non-payment.

19.2

The aforesaid notice shall name a further day (not earlier than the expiration of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

19.3

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited, by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared or other monies due in respect of the forfeited shares and not actually paid before forfeiture.

19.4

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

19.5

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, notwithstanding, remain liable to pay to the Company all monies (including any unpaid component of the Issue Price and interest which shall continue to accrue) which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company shall have received payment in full of all such monies in respect of the shares. The Directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal. When any share shall have been forfeited, notice of the Directors’ resolution to that effect shall be given to the member in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the Register. Where for the purposes of its disposal a forfeited share is to be transferred to any person the Directors may authorize any person to execute an instrument of transfer of the share to that person.

19.6

A declaration in writing that the declarant is a Director or Secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

20.	Amendment of Memorandum of Association and Alteration of Capital

20.1

Subject to and insofar as permitted by provisions of the Law and these Articles, including, without limitation, Article 7.6, Article 7.7, Article 7.8, Article 7.9 and Article 7.10, the Company may from time to time by Ordinary Resolution (or where an Ordinary Resolution is disallowed by the Law and a Special Resolution is required, by Special Resolution) alter or amend its memorandum of association otherwise than with respect to its name and objects and may hereby, without restricting the generality of the foregoing:

(a) increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights priorities and privileges annexed thereto as may be determined;

(b) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c) convert all or any of its paid-up shares into stock, and reconvert that stock into paid-up shares of any denomination;

(d) by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the memorandum of association of the Company or into shares without nominal or par value;

(e) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of any shares so cancelled; and

(f) reduce its share capital and any capital redemption reserve fund subject to any consent, order, Court approval or other matter required by law.

20.2

All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

20.3	Subject to the provisions of the Law, the Company may by Special Resolution change its name or alter its objects.

21.	General Meetings

21.1

The Directors may, whenever they think fit, convene an extraordinary general meeting. If at any time there are not sufficient Directors capable of acting to form a quorum, any Director or any one or more members may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

21.2

The Directors shall, upon the requisition in writing of one or more members holding in the aggregate not less than one-quarter of the voting power of the Company as at the date of the requisition carries the right of voting at general meetings, convene an extraordinary general meeting. Any such requisition shall express the object of the meeting proposed to be called, and shall be left at or posted to the registered office and may consist of several documents in like form each signed by one or more requisitionists.

21.3

If the Directors do not proceed to convene a general meeting within twenty-one days from the date of such requisition being left as aforesaid, the requisitionist(s) or any one or more of them or any other member or members holding in the aggregate not less than one-quarter of such paid-up capital (as to Issue Price) of the Company as at the date of the requisition carries the right of voting at general meetings, may convene an extraordinary general meeting to be held at the registered office or at some convenient place at such time, subject to the Articles as to notice, as the person(s) convening the meeting fix. The requisitionists shall be reimbursed by the Company for all reasonable expenses incurred by them as a result of the failure by the Directors to convene the general meeting.

21.4

Subject to the provisions of the Law relating to Special Resolutions, three days’ notice at the least specifying the place, the day and the hour of the meeting and, in case of special business, the general nature of that business shall be given in manner hereinafter provided, or in such other manner (if any) as may be prescribed by the Company in general meeting, to such persons as are, under the Articles, entitled to receive such notices from the Company; but with the consent of members entitled to receive notice of some particular meeting or their proxies holding at least in the aggregate not less than ninety percent (90%) of the paid-up share capital of the Company (as to Issue Price) giving the right to attend and vote at general meetings of the Company, that meeting may be convened by such shorter notice and in such manner as those members or their proxies may think fit.

21.5	The accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any member entitled to receive notice shall not invalidate the proceedings at any meeting.

21.6

All business that is transacted at an extraordinary general meeting and all that is transacted at any annual general meeting, with the exception of the sanctioning of a dividend and the consideration of the accounts, balance sheet, the annual report of the Directors and the Auditors’ report shall be deemed to be special.

21.7

When all members entitled to be present and vote sign either personally or by proxy the minutes of a general meeting, the same shall be deemed to have been duly held notwithstanding that the members have not actually come together or that there may have been technical defects in the proceedings and a resolution in writing (in one or more counterparts) signed by all members personally or by proxy as aforesaid (a person being a proxy for one or more members being entitled to sign such resolution on behalf of each such member) shall be as valid and effectual as if it had been passed at a meeting of the members duly called and constituted.

22.	Proceedings at General Meetings

22.1

No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Members present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative, holding not less than a majority of the issued and outstanding Ordinary Shares (with Preference Shares counted as Ordinary Shares for the purposes hereof on an as converted basis) shall be a quorum.

22.2

If, within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of member(s), shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the members present shall be a quorum.

22.3

The chairman, if any, of the board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

22.4

If at any meeting no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be chairman of the meeting.

22.5

The chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

22.6	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded

(a) by the chairman; or

(b) by any member or members present in person or by proxy and representing not less than one tenth of the total voting rights of all the members having the right to vote at the meeting; or

(c) by a member or members holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid-up (as to Issue Price) equal to not less than one tenth of the total sum paid up (as to Issue Price) on all the shares conferring that right.

22.7

Unless a poll be so demanded a declaration by the chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or portion of the votes recorded in favour of or against such resolution. A demand for a poll may be withdrawn.

22.8

A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner as the chairman of the meeting directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. Any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

22.9	If for so long as the Company has only one member:

(a) in relation to a general meeting, the sole member or a proxy for that member or (if the member is a corporation) a duly authorized representative of that member is a quorum; and

(b) the sole member may agree that any general meeting be called by shorter notice than that provided for by the Articles; and

(c) all other provisions of the Articles apply with any necessary modification (unless the provision expressly provides otherwise).

23.	Votes of Members

23.1

Subject to any rights or restrictions for the time being attached to any class or classes of shares, including Article 7.5, on a show of hands every member present in person or by proxy at a general meeting shall have one vote and on a poll every member present in person or by proxy shall have one vote for each share registered in his name on the Register.

23.2

In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register.

23.3

A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other person may, on a poll, vote by proxy.

23.4

No person shall be entitled to vote at any general meeting unless he is registered as a member in the Register on the date of such meeting and unless all calls or other sums presently payable by him in respect of shares of the Company have been paid.

23.5

No objection shall be raised to the qualifications of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

23.6

On a poll or on a show of hands votes may be given either personally or by proxy. On a poll, a member entitled to more than one vote need not, if he votes, use all his votes or cast all votes he uses the same way.

24.	Proxies

24.1

The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a member of the Company. Deposit or delivery of a form of appointment of a proxy does not preclude a member from attending and voting at the meeting or at any adjournment of it.

24.2

The instrument appointing a proxy shall be deposited at the registered office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting, provided that the chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company. The Directors may require the production of any evidence which they consider necessary to determine the validity of any appointment pursuant to this Article.

24.3	The instrument appointing a proxy may be in any form acceptable to the Directors and may be expressed to be for a particular meeting and/or any adjournment thereof or generally until revoked.

24.4	The instrument appointing a proxy shall be deemed to confer authority to demand and to join in demanding a poll.

24.5

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the meeting or adjourned meeting at which the proxy is used.

25.	Business Entities Acting by Representatives at Meetings

Any Business Entity which is a member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members and the person so authorised shall be entitled to exercise the same powers on behalf of the Business Entity which he represents as that corporation could exercise if it were an individual member.

26.	Directors

26.1

There shall be a board of Directors (“Board of Directors”) consisting of five (5) persons provided however that the Company may from time to time by Ordinary Resolution increase or reduce the limits in the number of Directors, subject to Article 7.6, Article 7.7, Article 7.8, Article 7.9 and Article 7.10. There is no age limit for Directors.

26.2	The first Directors shall be determined in writing by the subscriber to the Memorandum.

26.3

The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. The Directors may also be paid travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or in connection with the business of the Company or the discharge of their duties as a Director, or receive a fixed allowance in respect thereof as may be determined by the Directors from time to time or a combination of partly of one such method and partly the other. The Directors may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any existing Director or any Director who has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a subsidiary of the Company or a predecessor in business of the Company or of any such subsidiary, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

26.4	A Director is not required to hold Shares.

26.5

A Director or alternate Director may be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other company unless the Company otherwise directs in general meeting.

26.6

The Directors may by resolution award special remuneration to any Director undertaking any special work or services which in the opinion of the Directors are beyond his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or attorney-at-law to the Company, or otherwise serves it in a professional capacity, shall be in addition to his remuneration as a Director.

26.7

A Director or alternate Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director; provided that nothing herein obtained shall authorise a Director or alternate Director or his firm to act as Auditor of the Company.

27.	Alternate Directors and Proxy Directors

27.1

A Director may by writing appoint any person to be an alternate Director in his place. Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors. The person so appointed shall be entitled to attend, speak and vote at meetings of the Directors, and at all meetings of committees of Directors that his appointor is a member of, when the Director appointing him is not personally present and to sign any written resolution of the Directors and shall automatically vacate his office on the expiration of the term for or the happening of the event until which he is by the terms of his appointment to hold office or if the appointor in writing revokes the appointment or himself ceases for any reason to hold office as a Director. An appointment of an alternate Director under this Article shall not prejudice the right of the appointor to attend and vote at meetings of the Directors and the powers of the alternate Director shall automatically be suspended during such time as the Director appointing him is himself present in person at a meeting of the Directors. An alternate Director shall be deemed to be appointed by the Company and not deemed to be the agent of the Director appointing him and shall alone be responsible for his own acts and defaults.

27.2	A Director may be represented at any meetings of the Directors by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.

27.3

The provisions of these Articles applicable to alternate Directors shall mutatis mutandis apply to the appointment of proxies by Directors, save that any person appointed as a proxy pursuant to Article 27.2 above shall be the agent of the Director, and not an officer of the Company.

28.	Powers and Duties of Directors

28.1

The business of the Company shall be managed by the Directors (or a sole Director if only one is appointed) who may exercise all the powers of the Company save where inconsistent with the Law or these Articles PROVIDED HOWEVER that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made. The powers given by this Article shall not be limited by any special power given to the Directors by the Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

28.2

Without limitation, the Directors may exercise all the powers of the Company to borrow or raise monies, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, and other securities whether outright or as security for any debt liability or obligation of the Company or of any third party.

28.3

All cheques, promissory notes, drafts, bills of exchange or other negotiable instruments, and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time determine by resolution.

28.4	The Directors shall cause minutes to be made in books provided for the purpose:

(a) of all appointments of officers made by the Directors;

(b) of the names of the Directors or their alternates present at each meeting of the Directors and of any committee of the Directors;

(c) of all resolutions and proceedings at all meetings of the Company, and of the Directors, and of committees of Directors.

28.5

The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependents and make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

29.	Director or Officer Contracting with Company

29.1

No Director or officer shall be disqualified by his office from contracting and/or dealing with the Company as vendor, purchaser or otherwise; nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director or officer shall be in any way interested be or be liable to be avoided; nor shall any Director or officer so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director or officer holding that office or the fiduciary relationship thereby established; provided that the nature of his interest must be disclosed by him at the meeting of the Directors at which the contract or arrangement is considered if his interest then exists, or in any other case, at the first meeting of the Directors after the acquisition of his interest. A Director, having disclosed his interest as aforesaid, shall be counted in the quorum and shall be entitled to vote as a Director in respect of any contract or arrangement in which he is so interested as aforesaid.

29.2

A general notice that a Director is a member of a specified firm or company and is to be regarded as interested in all transactions with that firm or company shall be a sufficient disclosure under the immediately preceding Article as regards such Director and the said transactions and after such general notice it shall not be necessary for such Director to give a special notice relating to any particular transaction with that firm or company. An interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

29.3

A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine.

30.	Appointment and Removal of Directors

30.1	Directors shall be appointed and removed in accordance with Article 7.5.2.

30.2	The office of Director shall be vacated if the Director:

(a) is prohibited by law from serving as Director;

(b) becomes bankrupt or makes any arrangement or composition with his creditors; or

(c) dies or is found to be or becomes of unsound mind; or

(d) resigns his office by notice in writing to the Company or otherwise pursuant to any agreement between the Company and such Director; or

(e) if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the other Directors pass a resolution that he has by reason of such absence vacated office.

31.	Proceedings of Directors

31.1

The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. A Director may, and any other officer of the Company on the requisition of a Director shall, at any time summon a meeting of the Directors. Every director shall receive notice of a board meeting which notice shall set forth the general nature of the business to be considered. Notice of a board meeting is deemed to be duly given to a Director if it is given to him personally or by word of mouth or by electronic communication to an address given by him to the Company for that purpose or sent in writing to him at his last known address or other address given by him to the Company for that purpose at least two (2) days in advance of such meeting. A Director or his alternate may waive the requirement that notice be given to the director of a meeting of the board of directors or committee of the directors, either prospectively or retrospectively.

31.2

The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be a simple majority of Directors then in office if there are three (3) or more Directors and shall be unanimous attendance if there are only two (2) or less Directors, a Director and his appointed alternate Director being considered only one person for this purpose. One person may represent more than one director by alternate and for the purposes of determining whether or not a quorum is present and voting each appointment of an alternate shall be counted.

31.3

The continuing Directors or sole continuing Director may act notwithstanding any vacancy in their body but, if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

31.4

The Directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting. The chairman shall not have a casting vote.

31.5

A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present the members present may choose one of their number to be chairman of the Meeting.

31.6	A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present.

31.7

All acts done by any meeting of the Directors or of a committee of the Directors (including any person acting as an alternate Director) shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or alternate Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director or alternate Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

31.8

A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors (a person being an alternate Director for one or more Directors being entitled to sign such resolution on behalf of each appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

31.9

Any Director or Directors or any committee thereof may participate in any meeting of the board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. All business transacted in this way by the Directors or a committee of Directors is for the purpose of the Articles deemed to be validly and effectively transacted at a meeting of the Directors or of a committee of Directors although fewer than two Directors or alternate Directors are physically present at the same place.

31.10	If and for so long as there is a sole Director of the Company:

(a) he may exercise all powers conferred on the Directors by the Articles by any means permitted by the Articles or the Law;

(b) the quorum for the transaction of business is one; and

(c) all other provisions of the Articles apply with any necessary modification (unless the provision expressly provides otherwise).

32.	Managing Director

32.1

The Directors may from time to time appoint one or more of their body to the office of managing director for such period and on such terms as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment. A Director so appointed shall be subject to the same provisions as regards removal and disqualification as the other Directors and his appointment shall be automatically determined if he ceases for any cause to be a Director.

32.2	A managing director shall receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the Directors may determine.

32.3

The Directors may entrust to and confer upon a managing director any powers, authorities and discretions exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers and may from time to time revoke, alter, withdraw or vary all or any of such powers.

33.	Presumption of Assent

A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

34.	Management

34.1

The Directors may from time to time provide for the management of the affairs of the Company in such manner as they think fit and the provisions contained in the three next following Articles shall be without prejudice to the general powers conferred by this Article.

34.2

The Directors from time to time and at any time may establish any committees, boards or agencies, may appoint any persons to be members of such committees or boards, may appoint any managers or agents, and may fix their remuneration. Any committee so formed shall in the exercise of powers so delegated conform to any regulations that may be imposed on it by the Directors.

34.3

The Directors from time to time and at any time may delegate to any such committee, board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such board, or any of them, to fill up any vacancy therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit, and the Directors may at any time remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby. Where a provision of the Articles refers to the exercise of a power, authority or discretion by the Directors and that power, authority or discretion has been delegated by the Directors to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

34.4

The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

34.5	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in them.

35.	Officers

35.1

Officers of the Company shall be appointed by the Directors and may consist of a president, one or more vice presidents, a Secretary, one or more assistant secretaries, a treasurer, one or more assistant treasurers and such other officers as the Directors may from time to time think necessary and all such officers shall perform such duties as may be prescribed by the Directors. They shall hold office until their successors are elected or appointed but any officer may be removed at any time by the Directors. If any office becomes vacant the Directors may fill the same. Any person may hold more than one of these offices and no officer need be a member or Director.

36.	The Seal

36.1

The Company may, if the Directors so determine, have a Seal. The Directors shall provide for the safe custody of the Seal which shall only be used with the authority of the Directors or a committee of the Directors authorised in that regard. Every instrument to which the Seal shall be affixed shall be signed by a Director or other person authorised by the Directors for that purpose. Notwithstanding the provisions hereof, a Director, Secretary or other officer may affix the Seal to returns, lists, notices, certificates or any other documents required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere under his signature alone.

36.2	The Company may exercise the powers conferred by the Law with regard to having a duplicate seal for use abroad and such powers shall be vested in the Directors.

37.	Dividends and Reserve

37.1

Subject to the Law and these Articles, the Directors may from time to time declare dividends (including interim dividends) and distributions on issued shares of the Company and authorise payment of the same out of funds of the Company lawfully available therefor.

37.2	No dividend or distribution shall be paid except out of the profits of the Company, realised or unrealised, or out of the share premium account or as otherwise permitted by the Law.

37.3

The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

37.4

Subject to the rights of persons, if any, entitled to shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class issued on the record date for such dividend or distribution but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this Article as paid on the share. If at any time the share capital is divided into different classes of shares the Directors may pay dividends on shares which confer deferred or non-preferred rights with regard to dividends as well as on shares which confer preferential rights with regard to dividends, but no dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. The Directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears that there are sufficient funds of the Company lawfully available for distribution to justify the payment. Provided the Directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of a dividend on any shares having deferred or non-preferred rights.

37.5	The Directors may deduct from any dividend or distribution payable to any member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

37.6

The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid-up shares (as to issue price), debentures or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all members and may vest any such specific assets in trustees as may seem expedient to the Directors.

37.7

Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder, or, in the case of joint holders, to the holder who is first named on the Register or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, distributions, bonuses or other monies payable in respect of the shares held by them as joint holders.

37.8	No dividend or distribution shall bear interest against the Company, save as otherwise provided.

37.9

Except as otherwise provided by the rights attached to any shares, dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

37.10

Any dividend or distribution which cannot be paid to a member and/or which remains unclaimed after six months from the date on which such dividend or distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend or distribution shall remain as a debt due to the Member. Any dividend or distribution which remains unclaimed after a period of six years from the date on which such dividend or distribution becomes payable shall be forfeited and shall revert to the Company.

38.	Accounts

38.1	The Directors shall cause proper books of account to be kept with respect to:

(a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;

(b) all sales and purchases of goods by the Company; and

(c) the assets and liabilities of the Company.

38.2

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

38.3

The books of account shall be kept at such place or places as the Directors think fit, and shall always be open to the inspection of the Directors. The books of accounts shall be retained for five (5) years from the date of their preparation, or such other period as specified by the Law.

38.4

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being Directors and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Law or authorised by the Directors or by the Company in general meeting.

38.5

The Directors shall from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by Law.

39.	Audit

39.1	The Directors may appoint an Auditor or Auditors on such terms as the Directors determine who shall hold office until otherwise resolved.

39.2

Every Auditor shall have the right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

39.3

Auditors shall at any time during their term of office, upon request of the Directors or any general meeting of the members, make a report on the accounts of the Company in general meeting during their tenure of office.

40.	Fiscal Year

The fiscal year of the Company shall end on the 31st day of December in each year unless the Directors prescribe some other period therefor.

41.	Capitalisation of Profit and Share Premium

41.1

The Directors or the Company in general meeting, by Ordinary Resolution upon the recommendation of the Directors, may resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts (including, without limitation, the share premium account and capital redemption reserve fund) or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free from distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid-up (as to Issue Price) to and amongst such members in the proportions aforesaid, or partly in the one way and partly in the other, and the Directors shall give effect to such resolution. Provided that a share premium account and a capital redemption reserve fund may, for the purpose of this Article, only be applied in the paying up of unissued shares to be issued to members of the Company as fully paid bonus shares.

41.2

Whenever such a resolution as aforesaid shall have been passed, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the class of shares or debentures becoming distributable in fractions, and also to authorise any person to enter into, on behalf of all the members entitled thereto, an agreement with the Company providing for the allotment to them respectively, credited as fully paid-up (as to Issue Price), of any further shares or debentures to which they may be entitled upon such capitalisation, or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

41.3

The Directors shall in accordance with the Law establish a share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share and may treat any contributed capital or capital surplus as if it were credited to such account. There shall be debited to any share premium account:

(a) on the redemption or purchase of a share the difference between the nominal value of such share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Law, out of capital; and

(b) any other amounts paid out of any share premium account as permitted by the Law.

42.	Notices

42.1

A notice may be given by the Company to any member either personally or by sending it by courier, post, cable, telex, telefax or e-mail to him or to his registered address, or (if he has no registered address) to the address, if any, within or without the Cayman Islands supplied by him to the Company for the giving of notice to him.

42.2

Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected in the case of a notice of a meeting at the expiration of the fifth day (not including Saturdays or Sundays or public holidays) after the letter containing the same is posted, and in any other case at the time at which the letter would be delivered in the ordinary course of post. Any letter sent to an address outside the Cayman Islands shall be sent by courier or airmail.

42.3

Where a notice is sent by cable, telex, telefax or e-mail, service of the notice shall be deemed to be effected by properly addressing and sending such notice and to have been effected on the day received or, if such day is not a working day, on the next working day.

42.4

A notice may be given by the Company to the person or persons where the Company has been advised are entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in prepaid letter addressed to them by name, or by the title of representatives of the deceased or trustee of the bankrupt, or by any like description, at the address, if any, within or without the Cayman Islands supplied for that purpose by the persons claiming to be so entitled, or (until such an address has been supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

42.5	A notice shall be sufficiently given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the Register in respect of the share.

42.6	Subject to any rights or restrictions for the time being attached to any class or classes of shares, notice of every general meeting shall be given in any manner hereinbefore authorised to:

(a) every person shown as a member in the Register subject, in each case, to the immediately preceding Article; and

(b) every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a member where the member but for his death or bankruptcy would be entitled to receive notice of the meeting.

42.7	No other person shall be entitled to receive notices of general meetings.

42.8

A member who is present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting, and, where requisite, of the purpose for which it was called.

42.9

Every person who becomes entitled to any share shall be bound by any notice in respect of that share which, before his name is entered in the Register, has been given to the person from whom he derives his title.

42.10

Subject to the rights attached to shares, the Directors may fix any date as the record date for a dividend, allotment or issue. The record date may be on or at any time before or after a date on which the dividend, allotment or issue is declared, made or paid.

43.	Winding Up

43.1	Upon the winding up of the Company the assets available for distribution to members shall be applied as if a Liquidation Event had occurred immediately prior to the commencement of the winding up.

43.2

If the Company is, or is likely to become, unable to pay its debts, the Directors shall have power to present a winding up petition in the name of the Company and/or to apply for the appointment of provisional liquidators in respect of the Company.

43.3

If the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution of the Company and any other sanction required by law, divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the members as the liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

43.4

If the Company shall be wound up and the assets available for distribution amongst the members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution amongst the members shall be more than sufficient to repay the whole of the capital at the commencement of the winding up, the excess shall be distributed amongst the members in proportion to the capital at the commencement of the winding up paid up on the shares held by them respectively. But this Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

44.	Indemnity

44.1

Every Director, Secretary, or other officer of the Company (including alternate directors, proxy directors and former directors and officers), any trustee for the time being acting in relation to the Company (including any nominee shareholder holding shares in the Company) and their heirs and personal representatives (each an “Indemnified Person”) shall be entitled to be indemnified out of the assets of the Company against all actions, proceedings, costs, damages, expenses, claims, losses or liabilities which they or any of them may sustain or incur by reason of any act done or omitted in or about the execution of the duties of their respective offices or trusts or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted except to the extent that any of the foregoing arise through his dishonesty.

44.2

No Indemnified Person shall be liable (a) for any loss, damage or misfortune whatsoever which may happen to or be incurred by the Company in the execution of the duties, powers, authorities or discretions of his office or in relation thereto, (b) for the acts, receipts, neglects, defaults or omissions of any other such Director or person or (c) by reason of his having joined in any receipt for money not received by him personally or (d) for any loss on account of defect of title to any property of the Company or (e) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (f) for any loss incurred through any bank, broker or other agent or (g) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on his part or (h) for any other loss or damage due to any such cause as aforesaid except to the extent that any of the foregoing arise through his dishonesty.

44.3

The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

44.4

The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

45.	Registration by Way of Continuation

45.1

The Company, if registered as an exempted company under the Law, may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands which permits or does not prohibit the transfer of the Company to such jurisdiction.

45.2

In furtherance of a resolution passed pursuant to the immediately preceding Article, the Directors shall cause an application to be made to the Registrar of Companies to de-register the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

46.	Disclosure

The Directors and the officers including any secretary or assistant secretary and/or any its service providers (including the registered office provider for the Company), shall be entitled to disclose to any regulatory or judicial authority, or to any stock exchange on which the shares may from time to time be listed, any information regarding the affairs of the Company including, without limitation, any information contained in the Register and books of the Company.

47.	Merger and Consolidation

The Company shall, with the approval of a Special Resolution, have the power to merge or consolidate with one or more constituent companies (as defined in the Law), upon such terms as the Directors may determine.

48.	Excluded Opportunities

The Company renounces, to the fullest extent permitted by law, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Company who is not an employee of the Company or any Group Company, or (ii) any holder of Preference Shares or any partner, member, director, shareholder, employee or agent of any such holder, other than someone who is an employee of the Company or any Group Company (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Company.

49.	United States Tax Provisions

49.1

The Company has elected to be treated as a partnership for United States federal tax purposes under Treasury Regulations Section 301.7701. The following provisions of this Article 49 shall apply solely for United States federal tax purposes, including the maintenance of capital accounts and allocation of the Company’s income and loss for such purposes.

49.2

An individual capital account (“Capital Account”) will be established and maintained for each member. The Capital Account of each member consists of (i) the amount of cash that a Member has contributed to the Company (“Capital Contribution”), plus (ii) the agreed fair market value of any tangible and intangible property that member has contributed to the Company, net of any liabilities assumed by the Company or to which that property is subject, plus (iii) the amount of profits or income (including tax-exempt income and any other item required to be credited for proper maintenance of Capital Accounts by the final Treasury Regulations under Code Section 704(b)) allocated to that Member, less (iv) the amount of losses and deductions allocated to that Member, less (v) the amount of all cash distributed, to that Member, less (vi) the fair market value of any property distributed to that Member, net of any liability assumed by that Member or to which that property is subject, and less (vii) that member’s share of any other expenditures which are not deductible by the Company for United States federal income tax purposes and which are not allowable as additions to the basis of Company property; all however, subject to such other adjustments as may be required for proper maintenance of Capital Accounts by the Treasury Regulations under Code Section 704(b). If any shares are transferred in accordance with the terms hereof, then the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred shares. In the case of a sale or exchange of shares at a time when an election under Code Section 754 is in effect, the Capital Account of the transferee Member shall not be adjusted to reflect the adjustments to the adjusted tax basis of the Company’s assets required under Code Sections 754 and 743, except as otherwise required or permitted by Treasury Regulations Section 1.704-l(b)(2)(iv)(m). All Capital Accounts must be maintained in accordance with the United States federal income tax accounting principles prescribed m Treasury Regulations Section 1.704-1(b)(2)(iv).

49.3

Except as is specifically provided otherwise in these Articles or by applicable law, no member will have any liability or obligation to restore a negative or deficit balance in that member’s Capital Account.

49.4

In connection with (i) a Capital Contribution of money or other property (other than a de minimis amount) by a new or existing member as consideration for shares, (ii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g) or a distribution of money or other property (other than a de minimis amount) by the Company by way of redemption of a member’s shares, or (iii) the grant of shares in the Company as consideration for the provision of services to or for the benefit of a Group Company, the Capital Accounts of the members may (as agreed upon by the members) be adjusted to reflect a revaluation of Company property (including tangible assets) in accordance with Treasury Regulations Section 1.704-l(b)(2)(iv)(f).

49.5

The net profit or net loss of the Company for each fiscal year will be determined according to the accounting principles employed in the preparation of the Company’s federal income tax return for such fiscal year. In computing net profit or net loss for purposes of allocation between members, no special provision will be made for tax-exempt or partially tax-exempt income of the Company, and all items of the Company’s income, gain, loss, or deduction required to be separately stated under Code Section 703(a)(l) will be included in the net profit or net loss of the Company; provided, however:

(a) If the Gross Asset Value of any Company asset has been adjusted to reflect a revaluation of Company property (including tangible assets) in accordance with Treasury Regulations Section 1.704-l(b)(2)(iv)(f), then the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of such Company asset) or an item of loss (if the adjustment decreases the Gross Asset Value of such Company asset) from the disposition of such Company asset and shall be taken into account for purposes of computing net profit or net loss;

(b) Gain or loss resulting from any disposition of any Company asset, with respect to which gain or loss is recognized for federal income tax purposes, shall be computed by reference to the Gross Asset Value of the Company asset disposed of, notwithstanding that the adjusted tax basis of such Company asset differs from its Gross Asset Value;

(c) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with the definition thereof.

49.6

Except as otherwise provided under this Article 49.6 or Article 49.7, net profit and net loss (and, to the extent necessary, individual items of income, gain, loss, deduction or credit) of the Company shall be allocated among the members in a manner such that the Capital Account balance of each member, immediately after making such allocation, is, as nearly as possible equal (proportionately) to the distributions that would be made to such member if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Values, all Company liabilities were satisfied and the net assets of the Company were distributed to the members in accordance with these Articles. If the net profit and net loss allocable to the members pursuant to this Article 49.6 are insufficient to allow the Capital Account balance of each member to equal such Member’s share of the Company’s assets as set forth in these Articles, such net profit or net loss shall, to the extent possible, be allocated among the members in such a manner as to decrease the differences between the members’ respective Capital Account balances and their respective shares of the Company’s assets in proportion to such differences. Notwithstanding the foregoing, if any allocation of net loss would cause a member to have an Adjusted Capital Account Deficit, (i) such net loss instead shall be allocated to the other members pro rata until their Capital Accounts are reduced to zero, and any remaining net loss will be allocated to each member in accordance with the relative number of Shares held by such member, and (ii) the Board of Directors may make any modifications and adjustments to the allocations that they believe are necessary to comply with applicable law and to ensure that the allocations achieve the results intended by the members hereunder.

49.7

Prior to any allocations required pursuant to Article 49.6 hereof, the members shall be allocated items of income, gain, loss or deduction that would be required to be so allocated under (i) Treasury Regulation Section 1.704-2(f) and (g) (relating to allocations required in connection with a minimum gain chargeback), (ii) Treasury Regulation Section 1.704-2(i) (relating to allocations required in connection with a partner minimum gain chargeback), (iii) Treasury Regulation Section 1.704-l(b)(2)(ii)(d)(4), (5), or (6) and Treasury Regulation Section 1.704-1 (relating to allocations required in connection with a qualified income offset) and (iv) as otherwise required pursuant to Code Section 704(b) and the Treasury Regulations promulgated thereunder. The allocations set forth in this Article 49.7 (collectively, the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Article 49.7. Therefore, notwithstanding any other provisions of these Articles (other than the Regulatory Allocations), the Board of Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such member would have had if the Regulatory Allocations were not part of these Articles and all Company items were allocated pursuant to this Article 49.7 without regard to the Regulatory Allocations.

49.8

Except as otherwise provided in this Article 49.8, each item of Company income, gain, loss and deduction for federal income tax purposes shall be allocated among the members in the same manner as such items are allocated for book purposes under this Article 49.8, except that if such allocation is not permitted by the Code or other applicable law, then the Company’s subsequent income, gains, losses, deductions and credits for federal income tax purposes will be allocated among the members so as to reflect as nearly as possible the allocation set forth herein in computing their respective Capital Accounts. In accordance with Code Section 704(c) and the corresponding regulations, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company will be allocated among the members, solely for income tax purposes, so as to take into account any variation between the adjusted basis of such property for United States federal income tax purposes in the hands of the Company and the agreed value of such property as set forth in these Articles, or in any document entered into at the time an additional contribution is made to the Company. In the event the Gross Asset Value of any Company assets is adjusted to reflect a revaluation of Company property (including tangible assets) in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f), subsequent allocations of income, gain, loss, and deduction with respect to such Company assets shall take account of any variation between the adjusted basis of such Company assets for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder. Any elections or other decisions relating to the allocations to be made under this Article 49.8 will be made by the Board of Directors, provided that the Board of Directors shall elect the remedial allocation method pursuant to Treasury Regulation Section 1.704-3(d) for all contributions of property with built in gains. The allocations to be made under this Article 49.8 are solely for purposes of United States federal, state, and local income taxes and will not affect, or in any way be taken into account in computing, any member’s Capital Account, allocable share of the net profits and net losses of the Company, or right to distributions.

49.9

If a member has not been a member during a full fiscal year of the Company, or if a member’s shares in the Company changes during a fiscal year, the net profit or net loss for the year will be allocated to the member based only on the period of time during which the member was a member or held particular shares. In determining a member’s share of the net profit or net loss for a fiscal year, the Board of Directors may allocate the net profit or net loss ratably on a daily basis using the Company’s usual method of accounting. Alternatively, the Board of Directors may separate the Company’s fiscal year into two or more segments and allocate the net profits or net losses for each segment among the persons who were members, or who held particular shares, during each segment based upon their shares during that segment.

49.10

The “partnership representative” of the Company (within the meaning of Code Section 6223(a)) shall be David Poritz. The partnership representative shall promptly give notice to the members of any material communication from any taxing authority (including the Internal Revenue Service), keep the members reasonably informed of all material audit activity or correspondence to and from any taxing authority pertinent to Company affairs, and afford any potentially-affected member the opportunity to participate in such audit or other proceeding at such member’s expense.

For purposes of these Articles:

“Adjusted Capital Account Deficit” means, with respect to any member, the deficit balance, if any, in such member’s Capital Account as of the end of the relevant fiscal year or other allocation period, after giving effect to the following adjustments: (i) credit to such Capital Account any amounts that such member is deemed to be obligated to restore pursuant to the penultimate sentence of each of Treasury Regulations §1.704-2(g)(l) and 1.704-2(i)(5); and (ii) debit to such Capital Account the items described in paragraphs (4), (5) and (6) of Regulations § 1.7041(b)(2)(ii)(d). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with Regulations §I.704-1(b)(2)(ii)(d) to the extent relevant thereto and is to be interpreted consistently therewith;

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any corresponding provision or provisions of any federal internal revenue law enacted in substitution of the Internal Revenue Code of 1986;

”Depreciation” means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such period for federal income tax purposes, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such period, then Depreciation means an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such period bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such period is zero, then Depreciation is to be determined with reference to such beginning Gross Asset Value using any reasonable method determined by the Board of Directors;

“Gross Asset Value” shall mean, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i)	the initial Gross Asset Value of any asset contributed by a member to the Company shall be the fair market value of such asset as determined by the Board of Directors;

(ii)

the Gross Asset Value of each Company asset shall be adjusted to equal its respective gross fair market value as of the following times: (1) the acquisition of an additional interest in the Company by any new or existing member in exchange for more than a de minimis Capital Contribution; (2) the distribution by the Company to a member of more than a de minimis amount of Company assets as consideration for an interest in the Company; or (3) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (1) and (2) above shall be made only if the Board of Directors determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the members in the Company;

(iii)	the Gross Asset Value of any Company asset distributed to any Member shall be the fair market value of such asset on the date of distribution as determined by the Board of Directors; and

(iv)

the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (iv) to the extent the Board of Directors determine that an adjustment pursuant to clause (ii) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to clauses (i), (ii), or (iv) above, such Gross Asset Value shall thereafter be adjusted by the depreciation or amortization deductions taken into account with respect to such asset for purposes of computing the Company’s taxable income.

“Treasury Regulations” shall mean the federal income tax regulations promulgated by the U.S. Department of Treasury, or any amendment or successor provision thereto, pursuant to or in interpretation of the Code.

38.	Accounts	44
39.	Audit	45
40.	Fiscal Year	45
41.	Capitalisation of Profit and Share Premium	45
42.	Notices	46
43.	Winding Up	47
44.	Indemnity	48
45.	Registration by Way of Continuation	49
46.	Disclosure	49
47.	Merger and Consolidation	49
48.	Excluded Opportunities	49
49.	United States Tax Provisions	50